Exhibit 23.2

Consent of Independent Auditors

We hereby consent to the use in this registration statement on the First Amended Form S-1 of our reports dated April 20, 2008 and June 3, 2008 on our audit of the financial statements of ASAP Expo, Inc. for the year ended December 31, 2007 and the three months ended March 31, 2008. We also consent to reference to our firm in such registration statement.

 /s/  Sutton Robinson Freeman & Co., P.C.

Sutton Robinson Freeman & Co., P.C.
Certified Public Accountants
Tulsa, Oklahoma
June 6, 2008